Exhibit 99.2

ViewCentral, Inc.

Unaudited Historical Financial Statements

June 30, 2006

ViewCentral, Inc.

Balance Sheets

	(Unaudited)
	June 30, 2006	December 31, 2005
ASSETS
Current Assets
Cash and cash equivalents	$1,375,400	$486,811
Accounts receivable	680,724	1,602,811
Prepaid expenses	29,052	24,903

Total current assets	2,085,176	2,114,525
Property and Equipment, net	26,379	57,470
Deposits	19,228	15,468

	$2,130,783	$2,187,463

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDER’S DEFICIT
Current Liabilities
Accounts payable	$15,772	$42,393
Line of credit	41,561	34,677
Accrued expenses	287,595	319,258
Current portion of capital lease obligation	494	9,223
Deferred revenue	3,027,706	3,703,918

Total current liabilities	3,373,128	4,109,469
Capital Lease Obligation, net of current portion	11,788	11,788
Commitments and Contingencies

Redeemable convertible preferred stock
Series B-1, $0.001 par value, 5,000,000 shares authorized, 3,887,507 shares issued and outstanding (aggregrate liquidation preference of $5,442,510) at June 30, 2006 and December 31, 2005	2,671,130	2,671,130
Series A, $0.001 par value, 20,000,000 shares authorized, 18,163,287 shares issued and outstanding (aggregrate liquidation preference of $12,714,300) at June 30, 2006 and December 31, 2005	12,687,492	12,687,492

Total preferred stock	15,358,622	15,358,622

Stockholders’ Deficit
Common stock, $0.001 par value, 47,000,000 shares authorized, 771,386 shares issued and outstanding	171,468	171,468
Accumulated deficit	(16,784,223)	(17,463,884)

Total stockholders’ deficit	(16,612,755)	(17,292,416)

	$2,130,783	$2,187,463

See accompanying notes to unaudited financial statements

ViewCentral, Inc.

Statements of Operations

	(Unaudited)
	Six Months Ended June 30, 2006	Six Months Ended June 30, 2005
Revenues	$2,650,508	$1,767,362
Cost of Revenues	291,425	298,138

	2,359,083	1,469,224

Operating Expenses
Research and development	572,040	568,990
Sales and marketing	760,680	1,139,108
General and administrative	316,603	368,632
Depreciation	24,312	35,217

	1,673,635	2,111,947

Operating Income (Loss)	685,448	(642,723)
Interest and Other Expenses, net	5,787	(3,578)

Net Income (Loss)	$679,661	$(646,301)

See accompanying notes to unaudited financial statements

ViewCentral, Inc.

Statements of Cash Flows

	(Unaudited)
	Six Months Ended June 30, 2006	Six Months Ended June 30, 2005
Cash Flows from Operating Activities
Net income (loss)	$679,661	$(646,301)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	24,312	35,217
Loss on disposal of fixed assets	7,205	—
Changes in operating assets and liabilities:
Accounts receivable	922,087	672,236
Prepaid expenses	(7,909)	(5,841)
Accounts payable	(26,621)	(11,570)
Accrued expenses	(31,663)	(81,750)
Deferred revenue	(676,212)	(289,940)

Net cash provided by (used in) operating activities	890,860	(327,949)

Cash Flows from Investing Activities
Purchase of property and equipment	(4,426)	—

Net cash used in investing activities	(4,426)	—
Cash Flows from Financing Activities
Proceeds from line of credit	6,884	338,115
Proceeds from sale of fixed assets	4,000	—
Payments on capital lease obligation	(8,729)	(3,387)

Net cash provided by financing activities	2,155	334,728

Increase in Cash and Cash Equivalents	888,589	6,779

Cash and Cash Equivalents, beginning of period	486,811	229,563

Cash and Cash Equivalents, end of period	$1,375,400	$236,342

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$5,428	$3,746

Cash paid for taxes	$800	$800

Supplemental Disclosure of Non-Cash Investing Activities
Acquisition of equipment under capital lease obligation	$—	$28,228

See accompanying notes to unaudited financial statements

1.	Nature of Business and Management’s Plans Regarding Financing Future Operations

Nature of Business

ViewCentral, Inc. (the Company) develops, markets, sells, and hosts on-demand marketing and training event management solutions. These solutions automate and streamline the registration, payment, marketing, scheduling, reporting and follow-up for sales, marketing, and training functions. As an Application Service Provider (ASP), ViewCentral has recurring revenues from its clients and off-loads the burdens of IT management, software installation and security from them. ViewCentral, Inc. was incorporated under the laws of the State of California on February 19, 1999, and is headquartered in Mountain View, California.

Basis of Presentation

The accompanying financial statements as of June 30, 2006 and for the six months ended June 30, 2006 and 2005 are unaudited with the December 31, 2005 amounts herein derived from the audited financial statements. In the opinion of management, these unaudited financial statements include all adjustments (consisting of normal recurring adjustments and classifications) necessary to present fairly the financial position, results of operations and cash flows as of June 30, 2006, and for all periods presented.

These financial statements should be read in conjunction with the financial statements and notes thereto as of December 31, 2005 and for the year then ended. The results of operations for the six months ended June 30, 2006 are not necessarily indicative of operating results to be expected for the full year.

Liquidity

The Company has incurred operating losses since inception and has a working capital deficit. Historically, the Company has relied on equity financing in order to fund operating losses; however, in 2005 the Company had positive cash flow from operations. For the six months ended June 30, 2006, the Company generated positive net income and cash flow from operations. See “Note 11 – Subsequent Event” for discussion of the sale of substantially all of the Company’s assets on September 15, 2006.

Notes to Unaudited Financial Statements

2.	Significant Accounting Policies

Revenue Recognition:

The Company derives its revenues primarily from subscription revenues, which are comprised of subscription fees from customers accessing its on-demand application service. Because the Company provides its application as a service, the Company follows the provisions of SAB No. 104, Revenue Recognition. The Company recognizes revenue when there is persuasive evidence of an arrangement, the service has been provided to the customer, the amount of fees to be paid is fixed and determinable, and the collectibility of fees is reasonably assured. The Company’s arrangements do not contain general rights of return.

Subscription revenues are recognized ratably over the contract terms beginning on the commencement date of each contract. Amounts that have been invoiced are recorded in accounts receivable and in deferred revenue or revenue, depending on whether the revenue recognition criteria have been met. The Company generally does not enter into multiple element arrangements.

Research and Development Costs:

Research and development costs are expensed as incurred.

Capitalized Software for Internal Use:

The Company capitalizes costs associated with software developed or obtained for internal use subsequent to the establishment of technological feasibility in accordance with SOP 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. To date, all software development costs, which have not been significant, have been expensed as incurred.

Advertising:

Costs associated with advertising are expensed as incurred. Advertising expenses, included in selling and marketing, were immaterial in the six months ended June 30, 2006 and 2005.

Sales Commissions:

The Company recognizes commissions expense in the month a sale is invoiced to the customer. Commissions are paid in the subsequent month. Commission expenses totaled $143,000 and 91,000 in the six months ended June 30, 2006 and 2005, respectively.

Cash and Cash Equivalents:

Cash and cash equivalents include all cash balances and highly-liquid investments with a maturity of three months or less at the date of purchase.

Notes to Unaudited Financial Statements

2.	Significant Accounting Policies (continued)

Concentration of Credit Risk:

Financial instruments which potentially subject the Company to concentration of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company places cash equivalents with high-credit, quality financial institutions. The Company maintains its cash accounts at two financial institutions at June 30, 2006 and December 31, 2005. Cash balances at one financial institution was in excess of the $100,000 Federal Deposit Insurance Corporation insurable limit at each balance sheet date.

The Company generally does not require its customers to provide collateral or other security to support accounts receivable. To reduce credit risk, management performs on-going credit evaluations of its customers’ financial condition and continually analyzes the need for an allowance for uncollectible accounts. Historically, uncollectible accounts have been minimal.

Property and Equipment:

Property and equipment is recorded at cost. The Company depreciates property and equipment using the straight-line method over the estimated useful lives ranging from two to three years. Leasehold improvements are amortized over the shorter of the lease term or the estimated life of the asset. Equipment held under capital leases is amortized using the straight-line method over the shorter of the lease term or the estimated useful lives of the assets.

Income Taxes:

The Company accounts for income taxes using the asset and liability method. Under this method, deferred income tax assets and liabilities are recorded based on the estimated future tax effects of differences between the financial statement and tax basis of existing assets and liabilities. Deferred income taxes are classified as current or non-current, based on the classifications of the related assets and liabilities giving rise to the temporary differences. A valuation allowance is provided against the Company’s deferred income tax assets when their realization is not reasonably assured.

Notes to Unaudited Financial Statements

2.	Significant Accounting Policies (continued)

Stock-Based Compensation:

The Company generally grants stock options to its employees for a fixed number of shares with an exercise price equal to the fair value of the shares on the date of grant. During the six months ended June 30, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Accounting for Stock-Based Compensation (SFAS 123(R)). The Company adopted (SFAS 123(R)) using the modified prospective transition method, which requires the application of the accounting standard as of January 1, 2006, the first day of the Company’s fiscal year in 2006. In accordance with the standard, private company issuers previously utilizing the minimum value method for pro-forma disclosure purposes include in their statement of operations an expense for new option grants made after December 31, 2005.

Compensation expense for options granted to non-employees has been determined in accordance with SFAS 123 as the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measured. Compensation expense for options granted to non-employees is periodically re-measured as the underlying options vest.

Accounting for Impairment of Long-Lived Assets:

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is measured by comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of their carrying amount or fair value less cost to sell. There were no asset impairments during the six months ended June 30, 2006 and 2005.

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Actual results may differ from those estimates.

Notes to Unaudited Financial Statements

3.	Property and Equipment

Property and equipment consist of the following:

	June 30, 2006	December 31, 2005
Computer hardware and office equipment	$593,066	$605,450
Leasehold improvements	16,794	16,794

	609,860	622,244
Less: accumulated depreciation and amortization	583,481	564,774

	$26,379	$57,470

Property and equipment include assets acquired under a capital lease, principally computer equipment and software, of $28,228 at December 31, 2005 and June 30, 2006. Accumulated amortization of those assets was $8,625 and $13,329 at December 31, 2005 and June 30, 2006, respectively.

4.	Financing Arrangements

Lines of Credit:

The Company has a $100,000 revolving line of credit with a bank. The line of credit bears interest at an annual rate of prime plus 6.75% with interest-only payments due monthly. Total borrowings with the lender were $42,000 and $35,000 at June 30, 2006 and December 31, 2005, respectively.

The Company has a $937,500 credit facility from a different bank. Under this credit facility the Company is allowed to borrow up to 80% of eligible accounts receivable. Borrowings are secured by substantially all of the Company’s assets. The facility is subject to renewal in March 2007. There was no balance outstanding under this credit facility at June 30, 2006 or December 31, 2005.

Capital Lease Obligation:

In 2005, the Company entered a capital lease arrangement with a finance institution for the purchase of equipment with monthly payment due, including principal and interest, of $1,119 through December 2007.

Notes to Unaudited Financial Statements

5.	Capital Stock

Common Stock:

The Company is authorized to issue 47,000,000 shares of $ 0.001 par value common stock. As of June 30, 2006 and December 31, 2005, the Company had 771,386 common shares issued and outstanding.

Redeemable Convertible Preferred Stock:

The Company is authorized to issue 25,000,000 shares of redeemable convertible preferred stock with a par value of $0.001. At June 30, 2006 and December 31, 2005, the Board of Directors has designated 20,000,000 and 5,000,000 shares as Series A and Series B-1, respectively, of which 18,163,287 and 3,887,507 shares were issued and outstanding.

The rights, preferences, privileges and restrictions for the Series A and Series B-1 are as follows:

(a)	Series A and Series B-1 stockholders are entitled to receive non-cumulative dividends at an annual rate of $0.056 per share, when and if declared by the Board of Directors. Dividends on the preferred stock are payable prior to and in preference to dividends declared on common stock. No dividends have been declared through June 30, 2006.

(b)	Before any distribution or payment is made to the stockholders of Series A or common stock, the holders of Series B-1 shall be entitled to an amount equal to $1.40 per share for each share of Series B-1, plus all declared and unpaid dividends. Thereafter the Series A holders shall be entitled to an amount equal to $0.70 per share for each share of Series A, plus all declared and unpaid dividends. After the payment of the full liquidation preference of Series A and Series B-1, the assets of the Company legally available for distribution, if any, shall be distributed ratably to the holders of the common stock, Series A and Series B-1 on an as-if-converted to common stock basis until such time as the holders of Series A have received an amount per share of Series A equal to three times the original issue price (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like). The remaining assets of the Company legally available for distribution, if any, shall be distributed ratably to the holders of the common stock and Series B-1. The aggregate liquidation preference of Series A and Series B-1 is $12,714,300 and $5,442,510, respectively, at June 30, 2006 and December 31, 2005.

Notes to Unaudited Financial Statements

(c)	Series A and Series B-1 shares are convertible, one-for-one, into common stock at the option of the holder, subject to adjustment for dilution, at a conversion price of $0.70 per share. Conversion will occur automatically upon an initial public offering with proceeds of not less than $20,000,000, and an offering price of at least five times the Series Preferred Conversion Price or $3.50 per share.

(d)	Each share of Series A and B-1 is entitled to one vote for each share of common stock into which such preferred stock could then be converted, on all matters submitted to a vote of the stockholders of the Company.

(e)	Each share of Series A and Series B-1 is redeemable at any time after January 1, 2008, if and when approved by holders of at least 67% of the outstanding shares of Series A and Series B-1 holders voting together as a class. Upon approval, all outstanding shares will be redeemed in three annual installments for cash at the original issuance price of $0.70 per share plus all declared and unpaid dividends. Since the redemption of the preferred stock is outside the control of the Company, such preferred stock has been classified outside of stockholder’s deficit.

Warrants:

In connection with the issuance of Series B-1 redeemable convertible preferred stock, the Company issued warrants to purchase 9,509,380 shares of common stock at an exercise price of $0.02 per share expiring seven years from the date of grant.

During prior years, in connection with the facility lease and services rendered, the Company issued warrants to purchase 2,500 shares of common stock at $5.00 per share exercisable through 2007.

6.	Stock Option Plans

In 1999, the Company adopted the 1999 Stock Incentive Plan, which provided for the issuance of incentive and non-statutory options to employees and non-employees of the Company. As of December 31, 2005 a total of 17,500 shares were issued and outstanding under the 1999 Stock Incentive Plan. The Company no longer uses this plan to grant stock awards.

In 2000, the Company adopted the 2000 Stock Plan (the 2000 Plan). As of December 31, 2005, a total of 11,060,000 shares were reserved for issuance under the 2000 Plan. Under the 2000 Plan, Board of Directors may grant incentive stock options to employees and directors and non-statutory stock options to employees, directors and consultants. The exercise price of an option cannot be less than the fair

Notes to Unaudited Financial Statements

value of one share of common stock on the date of grant for incentive stock options or 85% of the fair value of one share of common stock for non-statutory stock options (not less than 110% of the fair value for stockholders owning greater than 10% of all classes of stock), as determined by the Board of Directors. Options expire after ten years (five years for stockholders owning greater than 10% of all classes of stock). The 2000 Plan grants the Board of Directors the discretion to determine when granted options shall become exercisable. Options granted under the 2000 Plan generally vest over a four-year period. Under the 2000 Plan, in the event of the termination of a participant’s employment or the proposed transfer of such shares to a third party, the Company has the right to repurchase the stock.

Stock option activity under the Plans is as follows:

		Options Outstanding
	Options Available	Number of Shares	Weighted- Average Exercise Price
Balances, December 31, 2005	1,797,840	8,858,442	$0.10

Granted	(120,000)	120,000	0.07
Cancelled	1,195,000	(1,195,000)	0.07

Balances, June 30, 2006	2,872,480	7,783,442	$0.10

The following table summarizes information about stock options outstanding at June 30, 2006:

Range of Exercise Prices	Number Outstanding	Weighted- Average Remaining Contractual Life	Weighted- Average Exercise Price	Number Vested	Weighted- Average Exercise Price
$0.07-1.50	7,783,842	7.20	$0.10	6,495,556	$0.11

With the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), Accounting for Stock-Based Compensation (SFAS 123(R)), the Company must estimate the fair value of stock options granted to its employees and amortize the value as compensation expense over the applicable vesting of each award. As a private company issuer of options, SFAS 123 (R) requires that the company expense only those new grants or modifications to prior grants made on or after January 1, 2006. During the six months ended June 30, 2006, the Company granted three new awards that were scheduled to vest over 4 years. The expense related to these grants has been deemed immaterial and had no effect on the statement of operations.

Notes to Unaudited Financial Statements

The Company uses the fair value method to value options granted to non-employees. The Company has issued no options to non-employees for services rendered.

For the six months ended June 30, 2005, the Company has prepared a calculation of the estimated expense for all previous option grants outstanding. The pro forma fair value of stock-based awards to employees has been calculated using the Black-Scholes option pricing model with the following weighted-average assumptions: expected life of 5 years, risk-free rate of 3.68% in 2005, a volatility of 1.09 and no dividends during the expected term. The pro-forma effect of applying SFAS 123 to the Company’s outstanding stock options is as follows for the six months ended June 30, 2005:

Six Months Ended June 30, 2005
Net loss as reported	$(646,301)
Pro-forma effect of applying SFAS 123	(111,105)

Pro-forma net loss	$(757,406)

7.	Operating Leases

Effective January 2006, the Company leases its office facility under a month-to-month operating lease agreement with a 60 day notice provision. Under the terms of the lease, the Company is responsible for certain insurance, property taxes and maintenance expenses. The Company also has operating equipment leases that expire through November 2007. The monthly rental payments under these agreements are approximately $9,700. Rent expense was approximately $61,056 and $65,182 for the six months ended June 30, 2006 and 2005, respectively.

8.	Major Customer

The Company had one major customer during the six month period ended June 30, 2006 and none during the six month period ended June 30, 2005. Major customers are defined as customers where revenues are in excess of 10% of total annual revenues. Revenues to this customer amounted to approximately $646,060, or 24% of total revenues in the six months ended June 30, 2006. Accounts receivable from this major customer at June 30, 2006 was $85,577.

Notes to Unaudited Financial Statements

9.	Employee Benefit Plan

The Company has a 401(k) plan to provide defined contribution retirement benefits for all employees. Participants may contribute a portion of their compensation to the plan, subject to the limitations under the Internal Revenue Code. The Company’s contributions to the plan are at the discretion of the Board. The Company did not make any contributions to the plan during the six month periods ended June 30 2006 and 2005.

10.	Bonus Plan

The Company has a management incentive plan which obligates the Company to pay a bonus upon a change in control, defined as a sale of substantially all of the Company’s assets or stock, or the merger with or acquisition by another company. Under the terms of the plan, certain officers and other employees are entitled to participate in a cash bonus pool of up to $1,250,000, equal to 10% of the fair market value of the net consideration paid for the Company in excess of liquidation preferences as defined in the plan.

11.	Subsequent Event

On September 15, 2006, the Company sold substantially all of its assets to Rainmaker Systems, Inc. a Delaware corporation. Rainmaker is a publicly traded company whose stock trades on the NASDAQ stock exchange under the ticker symbol RMKR. The Company received 754,968 shares of Rainmaker’s stock and assumed certain liabilities of the Company under its customer contracts, purchase orders and office lease in return for substantial all of the Company’s assets. Since the net consideration for the sale of the Company’s assets was less than the liquidation preferences, no bonus was paid as described in Note 10.

Notes to Unaudited Financial Statements